Exhibit 99.1

Lottery.com Appoints William Thompson as New Board Member and Names New
Executive Positions

William Thompson to chair Audit Committee

Ryan Dickinson to serve as Chief Financial Officer and President

Katie Lever to serve as Chief Operating Officer and Chief Legal Officer

Matt Clemenson to serve as Chief Revenue Officer

Austin, Texas March 14, 2022 -- (GLOBE NEWSWIRE) -- Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), a leading technology company that is transforming how, where and when the lottery is played, today announced that William (Bill) C. Thompson Jr. has joined the Company’s expanded Board of Directors.

Mr. Thompson is a Partner, Chief Administrative Officer and Senior Managing Director at Siebert Williams Shank & Co., LLC, the leading national women and minority owned investment banking firm. Siebert Williams Shank has managed over $1 trillion of municipal bonds in more than 4,000 transactions for the funding of multiple sectors including education, housing, capital facilities, economic development, and general infrastructure projects. Since 2019, Mr. Thompson has also served as Executive Committee Member and Owner of American Triple I Partners, LLC, which manages private equity investments in infrastructure.

In addition, Mr. Thompson was twice elected as Comptroller of the City of New York. As the NYC Comptroller, he led a team of 720 employees, and oversaw the fifth largest public pension fund in the U.S., safeguarding over $100 billion in assets during one of the most challenging economic periods in history. As Comptroller, he also managed a $66 million annual operating budget and $36.5 million capital budget. He has also served on the Board of Directors of SciPlay Corporation since April 2019 and currently serves as the Chair of the Board of Trustees of the City University of New York.

Mr. Thompson will become Chair of the Audit Committee, replacing current Chair, Steven M. Cohen, who will continue to serve as an Audit Committee member.

Additionally, the Company announced the appointment of Ryan Dickinson as Chief Financial Officer and President, Katie Lever as Chief Operating Officer and Chief Legal Officer, and Matt Clemenson as Chief Revenue Officer.

Tony DiMatteo, Chief Executive Officer and Chairman of Lottery.com, commented, “We welcome Bill and are honored to have an individual of his talent and caliber join our Board. With his deep financial and government experience in both the private and public sectors, our entire organization will benefit from his leadership.”

Mr. DiMatteo continued, “The promotions of Ryan, Katie and Matt are important components in the implementation of our long-term strategy and will optimize Lottery.com’s structure for the future. We believe Ryan is a crucial player in our ongoing build-out of our financial team. His extensive functional and technical expertise in Lottery.com’s operations, as well as his performance and experience as our Acting CFO, make him an ideal choice for this role. Since joining Lottery.com, Katie has demonstrated excellent leadership skills and the ability to implement transformative processes and operational improvements across business functions, which she will bring to the role of our COO.” He added, “As Co-Founder of Lottery.com, Matt has a deep understanding of our markets and business development opportunities and will use these skills as we drive growth with our B2B partners and affiliates. I am excited to continue working with this talented leadership team and building on the success we have achieved together.”

Ryan Dickinson will oversee finance, technology, product and development in his new role. He has served as Lottery.com’s President and Chief Operating Officer since 2018 and as Acting Chief Financial Officer since 2021. Prior to joining Lottery.com, Mr. Dickinson held leadership positions of increasing responsibility at AccuWeather, Inc. and also served as Senior Vice President of the Product Division at Multi-Ad Services, Inc.

Katie Lever will oversee legal, compliance, risk management, human resources, government relations, investor relations, and project management in her new role. She has over 25 years of legal and executive experience and has served as Lottery.com’s Chief Legal Officer since 2021. She previously held executive leadership positions at leading publicly-traded gaming suppliers, including Scientific Games Corp., Bally Technologies, Inc., SHFL entertainment, Inc., and Everi Holdings Inc., as well as at Baha Mar during its opening and first year of operations. She is a director of GBank Financial Holdings Inc. and an advisor to several gaming technology companies.

Matt Clemenson will oversee B2B sales and affiliate account management in his new role. He co-founded Lottery.com with Mr. DiMatteo and served as its Chief Commercial Officer until today’s appointment and also served as the Company’s president from 2015 to 2019. Prior to co-founding the Company, Mr. Clemenson was the Co-Chief Executive Officer and Chief Technology Officer of a global concierge company, LesConcierges Inc.

About Lottery.com

Lottery.com is a leading technology company that is transforming how, where and when lottery is played. Its engaging mobile and online platforms enable players located in the United States and internationally to remotely purchase legally sanctioned lottery games. Fans and subscribers look to Lottery.com for compelling, real-time results on more than 800 lottery games from more than 40 countries. Additionally, commercial partners and affiliates can utilize LotteryLink to provide Lottery.com products to their customers. Through WinTogether.org, Lottery.com is fundamentally changing how non-profit donors are incentivized to action by gamifying charitable giving. In all that it does, Lottery.com’s mission remains the same: an uncompromising passion to innovate, grow a new demographic of enthusiasts, deliver responsible and trusted solutions, and promote community and philanthropic initiatives. For more information, visit http://www.lottery.com.

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding Lottery.com’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Lottery.com; (ii) Lottery.com’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Lottery.com’s accounting staffing levels; (iii) the effects of competition on Lottery.com’s future business; (iv) risks related to Lottery.com’s dependence on its intellectual property and the risk that Lottery.com’s technology could have undetected defects or errors; (v) changes in applicable laws or regulations; (vi) risks related to the COVID-19 pandemic and its effect directly on Lottery.com and the economy generally; (vii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (viii) the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors; (ix) the ability of Lottery.com to achieve its strategic and growth objectives as stated or at all; and (x) those factors discussed under the heading “Risk Factors” in the Form S-1 filed by Lottery.com with the SEC on November 18, 2021, and the other documents filed, or to be filed, by Lottery.com with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.

Lottery.com Contact:

Matthew Schlarb

VP, Investor Relations

(512) 585-7789

ir@lottery.com

or

Jody Burfening/Harriet Fried

LHA Investor Relations

(212) 838-3777

hfried@lhai.com

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